Exhibit 23.2

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Vianet Technologies, Inc. on Form S-8 of our report on the consolidated financial statements of Vianet Technologies, Inc. and its subsidiaries dated March 24, 2000, except Note 18 as to which the date is April 13, 2000, appearing in the Annual Report on Form 10-KSB of Vianet Technologies, Inc. for the year ended December 31,1999.

                                                              Sincerely,

                                                 /s/ Edward Isaacs & Company LLP
                                                     Edward Isaacs & Company LLP

New York, New York

November 9, 2001